UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firms

On November 15, 2018, Northern Power Systems Corp. (the "Company") dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

The report of RSM on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 contained a modification related to the uncertainty surrounding the Company’s ability to continue as a going concern. The report for the fiscal year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and was not qualified or otherwise modified as to audit scope or accounting principles. The report of RSM US LLP on the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through November 15, 2018, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) between the Company and RSM, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the matter in its report.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through November 15, 2018, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2017 and 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. The Audit Committee discussed the material weaknesses with RSM, and the Company has authorized RSM to fully respond to the inquiries of Wolf & Company, P.C., the successor independent registered public accounting firm, concerning such matters.

The Company has provided RSM with a copy of this Form 8-K, and has requested that RSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of RSM’s letter is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Registered Public Accounting Firm

On November 20, 2018, the Audit Committee of the Company’s Board of Directors engaged Wolf & Company, P.C. as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years and the subsequent interim periods preceding the engagement, the Company did not consult Wolf & Company, P.C. with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Additionally, Wolf & Company, P.C. intends to serve as the Company’s Canadian independent registered public accounting firm. Wolf & Company, P.C has commenced the required registration process with Canadian Public Accountability Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits is furnished as part of this report:

Exhibit 16.1 Letter from RSM US LLP dated November 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: November 20, 2018	By:	/s/ William St. Lawrence
Name: William St. Lawrence
Title: Co-Interim Chief Executive Officer